                                    AGREEMENT

         This Agreement ("Agreement") is made and entered into effective as of April 17, 2000 ("Effective Date") by and among Aegis Communications Group, Inc., a Delaware corporation, and its subsidiaries, including Advanced Telemarketing Corporation, a Nevada Corporation and IQI, Inc., a New York corporation, and their affiliates (other than Stephen A. McNeely) (collectively, the "Company"), and Stephen A. McNeely, a resident of the State of California ("Employee").

                                    RECITALS

         Employee is presently employed by the Company and serves as an officer and director. The continuation of the officer and director relationships is no longer desired by Employee, on the one hand, or the Company, on the other hand.

         Employee and the Company mutually wish to fully and finally resolve any existing or potential disputes arising out of the employment relationship among Employee and the Company.

         Employee agrees and acknowledges that the Company has special expertise in its businesses that has enabled it to provide unique career opportunities for its employees, and its growth depends, to a significant degree, on its possession of certain information that may not be available to its competitors concerning a number of matters, including but not limited to, information relating to selling, marketing or providing inbound or outbound telemarketing or customer care services, whether conducted by telephone or the internet, and providing market research services as currently provided by Elrick & Lavidge, consulting, designing or implementing these services, and any related business the Company is engaged in or has plans to be engaged in as of the Effective Date, and other information not generally known to others in its industry. To obtain such information and use it successfully, the Company has made significant investments in research, business development, quality assurance, customer satisfaction methods and techniques, and business process improvements and other developments in marketing methods and providing services to its customers.

         Employee agrees and acknowledges that a covenant not to compete and a restriction on disclosure of confidential information is essential to the continued growth and stability of the Company's businesses and to the continuing viability of such businesses as expressly permitted under the terms and limitations of this Agreement.

         NOW, THEREFORE, in consideration of the mutual acts, payments and promises described and agreed to be performed herein, Employee and the Company agree as follows:

          1. RESIGNATION. Effective as of the Effective Date, the Employee tenders his resignation as President, Chief Executive Officer and Director of the Company and any officer level positions he holds with the Company's subsidiaries or affiliates, and the Company accepts such resignations.

         2. EMPLOYMENT; TERM. It is understood and agreed that with the full and complete agreement of Employee and the Company, Employee's employment by the Company will continue until the earlier to occur of (i) December 31, 2000, or
(ii) Employee's acceptance of employment with another employer (the "Term"). Effective with his resignation as an officer and director on the Effective Date, Employee will continue to serve as a Senior Consultant to the Company until the expiration of the Term. Except for the limited purpose of signing the Company's Form 10-K for the year ended December 31, 1999 or other required periodic reports with the Securities and Exchange Commission on or before the Effective Date, however, from and following the Effective Date, Employee will not act or attempt to act or represent himself, directly or by implication, as an agent of the Company or in any manner assume or create, or attempt to create, any obligation on behalf of, or in the name of the Company.

         3. OBLIGATIONS OF EMPLOYEE. From and following the Effective Date, during the Term, Employee agrees to serve as a Senior Consultant to the Company and to assist the Company by fulfilling the following duties:

                  (a) Transitioning his functions as President and Chief Executive Officer to the Company's new President and Chief Executive Officer, and providing the new President and Chief Executive Officer with the knowledge and support he or she needs to function properly in those roles,

                  (b) assisting in the transition of the Company's sales and marketing functions to appropriate personnel within the Company, and

                  (c) carrying out the reasonable instructions of the Company's President and Chief Executive Officer or Board of Directors.

         4. PAYMENT OF WAGES AND EARNED BENEFITS; EXPENSES. Employee acknowledges the receipt of all wages and sick pay to which Employee is entitled as of the Effective Date of this Agreement, and further acknowledges that he has been fully paid for all hours worked with the exception of vacation accrued and outstanding expense reimbursements and other payments set forth below. During the Term, Employee will continue to be paid at his regular salary level, payable in accordance with the Company's standard payroll practices, and will be entitled to medical benefits (including coverage for Employee's spouse) on the same terms and conditions as provided to Employee immediately prior to the Effective Date. Employee will not participate in any bonus or other cash compensation plans or programs, however. If Employee accepts other employment during the Term, however, the Company's obligation to pay Employee salary and to provide medical benefits will be suspended; PROVIDED, HOWEVER, the Company will pay Employee a minimum of six months' salary in accordance with the Parent's standard payroll practice notwithstanding Employee's acceptance of other employment. For purposes of the preceding sentence, "other employment" means full-time employment that is generally comparable in scope, responsibility and compensation to the position Employee formerly held with the Company (that is, "other employment" would not include temporary or short-term consulting arrangements or similar employment). Any accrued but unused vacation will be paid in accordance with the Company's usual vacation pay policies, although Employee will not accrue any additional vacation following the Effective Date. Any outstanding reimbursable expenses will be paid to Employee upon submission and approval of those expenses in accordance with the Company's customary practices. During the Term, the Company will allow Employee to maintain his existing office in Los Angeles, California (with reasonable secretarial support) and to use an office telephone in the Los Angeles office for the purposes of rendering consulting services to the Company or seeking other employment, but any other telephone use will be at Employee's own expense. During the Term, the Company will also continue to pay Employee's car allowance ($1,000 per month). With these exceptions, Employee will not incur, and the Company will not reimburse, expenses incurred by Employee following the Effective Date unless such expenses are incurred in connection with Employee rendering the consulting services and are specifically approved in advance by the Company's Chief Executive Officer or Chairman of the Board.

         5.       OTHER PAYMENTS AND BENEFITS TO EMPLOYEE.

                  (a) In consideration of this Agreement (including, without limitation, the covenants and agreements made in SECTIONS 6, 7, 8 AND 9), the Company agrees to pay Employee his regular salary, payable in accordance with the Company's standard payroll practices at the address specified in SECTION 17 of this Agreement during the Term. Such payments will be subject to applicable tax withholdings and deductions.

                  (b) Employee shall be entitled to COBRA continuation benefits at his own expense beginning on January 1, 2001.

                  (c) Employee holds options to acquire 1,121,936 shares of the Company's common stock. These options will continue to vest in accordance with their terms during the Term; provided, however, that if the Employee accepts other employment during the Term but before July 1, 2000, any previously unvested options will be deemed to vest on the date the Employee accepts such other employment. To the extent that the Employee's options are vested as of the Effective Date or subsequently during the Term, the Company hereby extends to March 31, 2001 the period during which the Employee may exercise his options, notwithstanding the terms of any prior agreements between the Employee and the Company, or Company practice in effect as of the Effective Date. The Employee agrees not to sell any shares acquired upon the exercise of his options prior to June 29, 2000. On or after June 29, 2000, the Employee may sell shares acquired upon the exercise of his options, so long as he complies with the federal securities laws (including the insider trading rules of the Securities and Exchange Commission) and other applicable law. Notwithstanding the foregoing, the Company and Employee agree that the option grant of February 28, 2000 relating to options to purchase 250,000 shares of Company common stock terminates as of the Effective Date and shall have no further force or effect.

         The cash and other consideration paid to Employee under this Section (SECTION 5) shall constitute sufficient consideration for the covenants and agreements in SECTIONS 6, 7, 8 AND 9 and in other Sections of this Agreement, and the Company shall have no other compensation obligations to Employee.

         6. NON-COMPETITION AGREEMENT. For purposes of this Agreement, the Company's "Business" shall mean selling, marketing or providing inbound or outbound telemarketing or customer care services, whether conducted by telephone or the internet, and providing market research services as currently provided by Elrick & Lavidge, consulting, designing or implementing these services, and any related business the Company is engaged in or has plans to be engaged in as of the Effective Date. Employee understands that during the course of his employment by the Company, Employee has had access to and the benefit of the information referred to in the Recitals above, has been provided confidential and proprietary information relating to the Company's Business, and has represented the Company and its affiliates and developed contacts and relationships with other persons and entities on behalf of the Company and its affiliates, including but not limited to customers, potential customers and other employees of the Company and its affiliates. To protect the interests of the Company and its affiliates in this information and in these contacts and relationships and in consideration of the promises made by the Company in this Agreement, Employee agrees and covenants that for a period beginning on the Effective Date and ending on the second anniversary of the Effective Date, without the prior written approval of the Company, Employee will not directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than the ownership of less than 5% of the issued and outstanding securities of an entity): (a) recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the three month period immediately preceding the date of any such activity was, an employee of the Company or its affiliates; or (b) conduct or assist others in conducting any business or activity that competes with the Company's Business in the United States, its territories or possessions, or in Canada.

         Employee understands and agrees that the scope of the foregoing covenant is reasonable as to time, area and persons and is necessary to protect the legitimate business interests of the Company and its affiliates. Employee further agrees that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

         If Employee violates the restrictive covenants of this SECTION 6 and the Company brings legal action for injunctive or other relief, the Company shall not be deprived of the benefit of the full period of the restrictive covenant as a result of the time involved in obtaining the relief in the event the Company is successful in its actions. Accordingly, Employee agrees that the regularly scheduled expiration date of such covenant shall be extended by the same amount of time that Employee is determined to have violated such covenant.

         7. CONFIDENTIALITY. Employee acknowledges that he has learned and will learn

Confidential Information (as defined below) relating to the Company's Business. In consideration of the promises made in this Agreement by the Company, Employee agrees that he will not disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of the Company. As used in this SECTION 7, "Confidential Information" shall mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with the Company, about the Business, the Company's methods, business plans, operations, products, processes and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with clients or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Company's contacts, names of professional advisors, and all other information pertaining to clients and suppliers of the Business, including, but not limited to assets, business interests, personal data and all other information pertaining to the Business, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee had access or will have access during the period of his employment the Company, for which there is any reasonable basis to be believed is, or which appears to be treated by the Company as Confidential Information, shall be presumed to be Confidential Information hereunder. Confidential Information shall not, however, include information that (a) is publicly known or becomes publicly known through no fault of Employee, or (b) is generally or readily obtainable by the public, or (c) constitutes general skills, knowledge and experience acquired by Employee during his employment with the Company and this provision shall terminate with respect to a particular portion of the Confidential Information when (i)(a) it enters the public domain through no fault of the Employee, (b) it is in the Employee's possession free of any confidentiality obligation, or (c) it was developed independently of and without reference to any Confidential Information or other information disclosed in confidence to any third party; or (ii) when it is communicated to a third party free of any confidentiality obligation.

         Employee agrees that all documents of any nature pertaining to activities of the Company or its affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment with the Company, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and shall be the property of the Company and/or its affiliates. All copies of such Confidential Information in Employee's possession shall be surrendered to the appropriate entity within fourteen days of the Effective Date.

         8. INVENTIONS; DEVELOPMENTS. Employee represents and warrants that he has notified and will notify the Company of all discoveries, inventions, innovations, or improvements which are related to the Business (collectively called "Developments") conceived or developed by Employee during the term of Employee's employment with the Company. All Developments, including but not limited to all written documents pertaining thereto, shall be the exclusive property of the Company, as the case may be, and shall be considered Confidential Information subject to the terms of this Agreement. Employee agrees that within seven days of any request from the Company, he shall execute all requested assignments and conveyances necessary to vest in the Company all discoveries, inventions, innovations, patents, marks, copyrights, patent applications and any other intellectual property of whatever kind and character, and any right, title or interest that he may hold in such property. Employee agrees that when appropriate, and upon written request of the Company, as the case may be, the Employee will acknowledge that Developments are "works for hire" and will file at the Company's expense for tradenames, trademarks, patents or copyrights with regard to any or all Developments and will sign documentation reasonably necessary to evidence ownership of Developments in the Company, as the case may be. Employee further agrees to cooperate fully, and at the expense of the Company, with the Company in connection with the filing, prosecution or obtaining of any patent, copyright, or trademark registration or application in any country, existing as of the date of this Agreement. Employee further agrees to cooperate with and assist the Company at the expense of the Company in the prosecution or defense of any litigation involving any intellectual property claimed by the Company, including providing truthful testimony as a witness upon reasonable request.

         9. NO DISPARAGEMENT. In consideration of the promises made by the Company in this Agreement, the Employee agrees not to, directly or indirectly, in any capacity whatsoever, make any statement, oral or written, or perform any act or omission that is or could be detrimental in any material respect to the reputation or goodwill of the Company, its officers, directors, shareholders, representatives, customers, suppliers, or any of their respective affiliates, for a period of at least two (2) years from the Effective Date. In consideration of the promises made by the Employee in this Agreement, the Company agrees not to, and the Company will advise and cause its officers, directors and key employees not to, directly or indirectly, in any capacity whatsoever, make any statement, oral or written, or perform any act or omission that is or could be detrimental in any material respect to the reputation or goodwill of the Employee, for a period of at least two (2) years from the Effective Date.

         10. COMPLETE RELEASES. In consideration of the promises made in this Agreement, Employee RELEASES, ACQUITS, and FOREVER DISCHARGES the Company and each of its past and present parents, subsidiaries, affiliates, shareholders, directors, officers, attorneys, accountants, agents, employees and representatives, from ANY and ALL causes of action, claims, damages, including attorney's fees, Employee may have against the Company which could have arisen out of Employee's employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, whether known or unknown, existing as of the date of this Agreement. Employee hereby irrevocably, unconditionally and fully releases, acquits and forever discharges the Company, and its respective officers, directors, partners, shareholders, employees, attorneys, and agents, past and present, from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts, and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any felonious acts) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, any tort, any legal restrictions on the right of the Company to terminate, discipline, or otherwise manage employees or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein shall constitute a release of the Company from causes of action, claims or damages, including attorney's fees, that may arise from acts or omissions by the Company after the Effective Date.

         These releases and waivers include, but are not limited to, claims under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, The Age Discrimination in Employment Act, the Employee Retirement Income Security Act of 1974, the Americans with Disabilities Act, the Rehabilitation Act of 1973, the Equal Pay Act, the False Claims Act, the Civil Rights Act of 1866, the Fair Labor Standards Act, the Occupational Safety and Health Act, the Family and Medical Leave Act, the Texas Commission on Human Rights Act, the Texas Payday Law, the Texas Workers' Compensation Act, and any causes of action or claims arising under analogous state laws or local ordinances or regulations, any common law principle or public policy, including all suits in tort or contract, or under the Company's personnel policies or any contract of employment that may exist between Employee and the Company.

         Employee knowingly and voluntarily waives any existing rights he may have pursuant to the Age Discrimination in Employment Act of 1967 and the Older Workers Benefit Protection Act. Further, Employee acknowledges the receipt of good and valuable consideration set forth in this Agreement in exchange for this waiver of potential claims.

         In consideration of the promises made in this Agreement, the Company RELEASES, ACQUITS, and FOREVER DISCHARGES Employee from ANY and ALL causes of action, claims and damages, including attorney's fees, the Company may have against Employee which could have arisen out of Employee's employment or separation from employment with the Company or his service as an officer or director of the Company or any other matter related to his association with the Company, whether known or unknown. The Company hereby irrevocably, unconditionally and fully releases, acquits and forever discharges Employee from any and all charges, complaints, claims, liabilities, obligations, costs, losses, debts and expenses (including attorney's fees and costs actually incurred), of any nature whatsoever (excluding any fraudulent, illegal or felonious acts committed or alleged to have been committed by Employee) known or unknown, suspected or unsuspected, including without limitation any rights arising out of alleged violations of any contract, express or implied, written or verbal, any covenant of good faith and fair dealing, express or implied, or any tort, or any federal, state or other governmental statute, regulation, or ordinance. Notwithstanding the foregoing, nothing herein shall constitute a release of Employee from causes of action, claims, or damages, including attorney's fees, that may arise after the Execution Date.

         It is expressly agreed and understood by Employee and the Company that this Agreement is a general release.

         11. PROMISE NOT TO SUE. Employee represents that Employee has not heretofore filed any charges or complaints against the Company with any federal, state or local governmental agencies. Employee further agrees that Employee will not file any charges or complaints against the Company based on Employee's employment with the Company or the severance therefrom.

         In consideration of the promises made by the Company in this Agreement, Employee promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of himself, or any other person, or entity before any court, administrative agency, or other forum against the Company, pertaining in any way to or arising out of his employment or association with the Company, his resignation or employment, or any other event that occurs on or before the Effective Date, except as may be necessary to enforce: (a) this Agreement; (b) Employee's rights under state worker's compensation laws (for occupational illness or injury only) or unemployment compensation laws; or (c) Employee's rights under the Company's medical or dental benefit plans.

         The Company represents that it has not heretofore filed any charges or complaints against Employee with any federal, state or local governmental agencies. The Company further agrees that it will not file any charges or complaints against Employee based on Employee's employment with the Company or the severance therefrom.

         In consideration of the promises made by Employee in this Agreement, the Company promises and agrees never to voluntarily join in, or commence any action, or proceeding on behalf of itself, or any other person, or entity before any court, administrative agency, or other forum against Employee, pertaining in any way to or arising out of Employee's employment or association with the Company, his resignation or employment, or any other event that occurs on or before the Execution Date, except as such events relate to fraudulent, illegal or felonious acts committed or alleged to have been committed by Employee, or as may be necessary to enforce this Agreement.

         12. NO ADMISSION. Employee and the Company understand and acknowledge that by entering into this Agreement, neither Employee nor the Company admits to any unlawful conduct or wrongdoing in connection with Employee's employment with the Company or the termination thereof.

         13. REMEDIES FOR BREACH. Notwithstanding SECTION 20(b)-(e) of this Agreement, Employee hereby acknowledges that a violation or attempted violation of any of the covenants contained in SECTIONS 6, 7, 8 OR 9 of this Agreement could cause irreparable damage to the Company, and accordingly, the Employee agrees that the Company shall be entitled as a matter of right to an injunction, out of any court of competent jurisdiction, restraining any violation or further violation of such agreements by the Employee or any employees, partners or agents of the Employee; such right to an injunction, however, shall be cumulative and in addition to whatever other remedies the Company may have.

         14. NATURE OF THE AGREEMENT. This Agreement and all its provisions are contractual, not mere recitals, and shall continue in permanent force and effect, unless revoked as provided herein. In the event that any portion of this Agreement is found to be unenforceable for any reason whatsoever, the unenforceable provision shall be severed and the remainder of the Agreement shall continue in full force and effect.

         15. RELIANCE. The Company has advised Employee to seek the advice of legal counsel prior to signing this Agreement. The parties hereto acknowledge, warrant and represent that (a) they have relied solely on their own judgment and that of their attorneys and representatives regarding the consideration for, and the terms of this Agreement, (b) they have been given a reasonable period to consider this Agreement, (c) they have read and understand the Agreement, (d) they understand that it includes a general release of claims against each other, and (e) no statements made by the other have in any way coerced or unduly influenced the execution of this Agreement.

         FURTHERMORE, EMPLOYEE ACKNOWLEDGES THAT IN ACCORDANCE WITH THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND THE OLDER WORKERS BENEFIT PROTECTION ACT, HE HAS BEEN GIVEN THE OPPORTUNITY TO REVIEW THIS AGREEMENT FOR AT LEAST TWENTY-ONE (21) DAYS AND IF EMPLOYEE EXECUTES THIS AGREEMENT PRIOR TO THE END OF SUCH TWENTY-ONE (21) DAY PERIOD, EMPLOYEE KNOWINGLY AND VOLUNTARILY WAIVES ANY RIGHTS HE MAY HAVE WITH RESPECT THERETO. THE COMPANY FURTHER ADVISES EMPLOYEE THAT IN ACCORDANCE WITH THE AGE DISCRIMINATION IN EMPLOYMENT ACT AND THE OLDER WORKERS BENEFIT PROTECTION ACT, HE HAS SEVEN (7) DAYS AFTER EXECUTION OF THIS AGREEMENT TO REVOKE THIS AGREEMENT.

         16. ATTORNEYS FEES. Each party shall be responsible for his or its own expenses, including attorney's fees incurred in connection with the negotiation, preparation and execution of this Agreement.

         17. NOTICES. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when faxed to a party at its address or facsimile number specified below:

                  If to the Company:        Aegis Communications Group, Inc.
                                            7880 Bent Branch Drive
                                            Suite 150
                                            Irving, Texas 75063

                  with a copy to:           Hughes & Luce, L.L.P.
                                            1717 Main Street
                                            Suite 2800
                                            Dallas, Texas  75201
                                            Facsimile number:  (214) 939-6100
                                            Attention:  James Hunter Birch

                  If to Employee:           Stephen A. McNeely
                                            1235 S. Oakland Avenue
                                            Pasadena, California 91106

                                            Tel. (626) 799-1999

                  with a copy to:

         The parties to this Agreement may change their addresses for notice in the manner provided above.

         18. COUNTERPARTS AND PHOTOCOPIES. This Agreement may be executed in counterparts and each executed counterpart shall be as effective as a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

         19. PARAGRAPH TITLES NOT BINDING. The use of section titles in this Agreement is for ease of reference only. Such titles are not to be considered terms of this Agreement.

         20.      GOVERNING LAW; ARBITRATION.

                  (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

                  (b) The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement (except as provided in paragraph
12) or to the employee's employment and/or its termination, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination under Title VII of the Civil Rights of 1964, Age Discrimination in Employment Act, the Americans with Disabilities Act, the Civil Rights Act of 1991 and the Texas Commission on Human Rights Act, wrongful discharge or termination, breach of contract, tort claims (such as intentional infliction of emotional distress, libel, slander, wrongful invasion of privacy or person injury), workers compensation or unemployment compensation. All of the foregoing types of matters, claims, rights and obligations subject to these arbitration provisions are herein called "SUBJECT CLAIMS." In the event of a dispute relating to any Subject Claim, then, upon notice by any party to the other parties (an "ARBITRATION NOTICE") and to American Arbitration Association ("AAA"), 13455 Noel Road, Suite 1750, Two Galleria Plaza, Dallas, Texas 75240 [telephone (972) 702-8222], the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's National Rules for the Resolution of Employment Disputes (the "RULES") as modified or supplemented hereby. The parties agree that they will faithfully observe this agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C.
Section 1-16 (or by the same principles enunciated by such Act in the event it may not be technically applicable. The award or judgment of the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United

States of America, any state or commonwealth or any other national or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

                  (c) Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or (ii) to seek an injunction or restraining order and related relief (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

                  (d) The arbitration and any discovery conducted in connection therewith will be conducted in accordance with the AAA's National Rules for the Resolution of Employment Disputes in effect at the time of the arbitration, including without limitation the expedited procedures set forth therein (the "AAA Rules"). The decision of the arbitrator will be final and binding on all parties and their successors and permitted assignees. The judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The arbitration hearing will commence no later than 60 days after the arbitrator is selected. The arbitrator will render a decision no later than 30 days after the close of the hearing, in accordance with AAA Rules.

         21. DEATH OF EMPLOYEE. In the event Employee should die before all of the payments referred to in SECTION 5 are paid, the Company shall continue to make such payments to Employee's estate.

         22. ASSIGNMENT. The obligations and duties of the parties set forth in this Agreement may not be assigned or delegated; provided, however, that nothing in this Agreement shall preclude the Company from consolidating or merging with, or transferring all or substantially all of its assets to, another corporation, person or entity ("Entity"). Upon such a consolidation, merger or transfer of assets, the term the "Company" shall mean such other Entity or Entities that the Company consolidates or merges into or with, or transfer all or substantially all of the assets of the Company to, and in any such event, the Entity or Entities shall be bound and automatically assume, without any specific action on the part of the Entity or Entities, this Agreement and all obligations and undertakings of the Company set forth in this Agreement, and this Agreement shall continue in full force and effect, including but not limited to the obligation of the Company to make the payments set forth in SECTION 5. The obligations and duties of Employee hereunder shall be personal and not assignable or delegable by the Employee in any manner whatsoever. Notwithstanding the foregoing, the Company in its sole discretion shall have the right to assign its rights under SECTIONS 6, 7, 8 OR 9 of this Agreement to any entity or entities which may purchase any part or all of the Company's business (whether by asset purchase, stock sale, merger or otherwise).

         23. ENTIRE AGREEMENT. This Agreement constitutes the entire and exclusive statement of the agreement between the parties with respect to its subject matter and there are no oral or written representations, understandings or agreements relating to this Agreement which are not fully expressed herein. The parties agree that any other terms or conditions included in written or verbal exchanges or representations made by the parties shall not be incorporated herein or be binding unless expressly agreed upon in writing by authorized representatives of the parties subsequent to the date hereof.

         24. AUTHORIZATION. The Company represents and warrants to Employee that the persons executing this Agreement on behalf of the Company are duly authorized to act for and on behalf of the Company to execute and deliver this Agreement and that this Agreement is a valid, binding and enforceable agreement of the Company.

PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.

         Executed at Dallas, Texas by Employee, acting in his individual capacity, and by an authorized representative of the Company as of the Effective Date.

                               AEGIS COMMUNICATIONS GROUP, INC.

                               By:
                                  ---------------------------------------------
                               Name:
                                    -------------------------------------------
                               Title:
                                     ------------------------------------------



                               ------------------------------------------------
                               Stephen A. McNeely